TRANSFER AND ASSUMPTION OF LIABILITIES AGREEMENT

     THIS TRANSFER AND ASSUMPTION OF LIABILITIES AGREEMENT made and entered into as of this l9th day of December, 1996 (this "Agreement") by and between CCBCC, Inc., a Delaware corporation ("CCBCC"), PIEDMONT COCA-COLA BOTTLING PARTNERSHIP a Delaware general partnership ("PCCBP").


                                 WITNESSETH


     WHEREAS, CCBCC was established by Coca-Cola Bottling Co. Consolidated, the Managing Agent of PCCBP ("Consolidated"), to act as the common employer for all personnel utilized by Consolidated in its operations, including the personnel which it uses in the management and operation of PCCBP and PCCBP's subsidiary, and, to that end, most former employees of PCCBP and its subsidiary are now employed by CCBCC and are leased to PCCBP and its subsidiary; and

     WHEREAS, PCCBP believes it to be in its best interest, to the extent feasible, to consolidate all employee-related matters in CCBCC, so that all personnel and personnel-related functions will be handled by CCBCC; and

     WHEREAS, in connection with the foregoing, PCCBP desires to transfer to CCBCC certain of PCCBP's retiree health care benefit liabilities for former employees who either are retired or are employed by CCBCC, a schedule of which liabilities and the amount thereof is attached hereto as Exhibit 1 (the "Assumed Liabilities"); and

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     WHEREAS, PCCBP is transferring the Assumed Liabilities, and making a transfer of cash in the amount of $8,177,000 in exchange for 805.31 shares of CCBCC's Series A Preferred Stock (the "Capital Contribution"); and

     WHEREAS, the parties hereto wish to enter this Agreement in order to effectuate the transfer and the assumption of the Assumed Liabilities in accordance with the terms of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which PCCBP hereby acknowledges, the parties hereto agree as follows:

     1. For and consideration of the issuance to PCCBP of 805.31 shares of CCBCC's Series A Preferred Stock, PCCBP hereby conveys to CCBCC the Assumed Liabilities and a cash payment, and CCBCC assumes all of the Assumed Liabilities. To the extent necessary, CCBCC agrees to execute any and all assignments or other documents which may be necessary to effect such assumption or which may be requested by any creditor of PCCBP to document such assumption.

     2. PCCBP hereby warrants itself to be obligated to pay the Assumed Liabilities.

     3. CCBCC hereby represents and warrants that it possesses full authority to assume the Assumed Liabilities and to issue all shares of its Series A Preferred Stock to be issued pursuant to this Agreement and that all such shares when issued shall be deemed fully paid and non-assessable.


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     IN WITNESS WHEREOF, PCCBP and CCBCC have caused this Agreement to be executed and delivered on the day and date first above written.

CCBCC, INC.

By: /s/ David V. Singer
Title: VICE PRESIDENT
PIEDMONT COCA-COLA BOTTLING PARTNERSHIP
By Coca-Cola Bottling Co. Consolidated
Managing Agent

By: /S/ William B. Elmore
Title: VICE PRESIDENT

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                                   EXHIBIT 1

                    Piedmont Coca-Cola Bottling Partnership
                              Assumed Liabilities

Certain retiree healthcare benefit liabilities with a present value of $8,096,469; as actuarially determined by AON Consulting, Inc. (formerly Godwins Booke & Dickenson), and more fully described in a document previously delivered to CCBCC, Inc. on November 30, 1994.


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